Exhibit 1.2

Pricing Agreement

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

As Representatives of the several

Underwriters named in Schedule I hereto,

June 9, 2008

Ladies and Gentlemen:

Sempra Energy, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 9, 2008 (the “Underwriting Agreement”) between the Company on the one hand and you as Representatives on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement and the Applicable Time (as defined herein), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement and the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, and a Final Term Sheet (as defined in the Underwriting Agreement) relating to the Designated Securities, in the form attached hereto as Schedule III, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

1

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Sempra Energy

By:	/s/ Charles A. McMonagle
Name:	Charles A. McMonagle
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Managing Director

J.P Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Citigroup Global Markets Inc.	$133,334,000
J.P. Morgan Securities Inc.	133,333,000
Morgan Stanley & Co. Incorporated	133,333,000
HSBC Securities (USA) Inc.	25,000,000
Lazard Capital Markets LLC	25,000,000
SG Americas Securities, LLC	25,000,000
The Williams Capital Group, L.P.	25,000,000

Total	$500,000,000

Schedule I-1

SCHEDULE II

Title of Designated Securities:

6.15% Notes due 2018

Aggregate principal amount:

$500,000,000

Price to Public:

99.962% of the principal amount of the Designated Securities, plus accrued interest, if any, from June 12, 2008 if settlement occurs after that date

Purchase Price by Underwriters:

99.312% of the principal amount of the Designated Securities

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same day) funds

Applicable Time:

3:40 p.m. (New York City time), June 9, 2008

Time of Delivery:

10:00 a.m. (New York City time), June 12, 2008

Indenture:

Indenture dated February 23, 2000, between the Company and U.S. Bank National Association, as successor trustee to U.S. Bank Trust National Association, as Trustee

Maturity:

June 15, 2018

Schedule II-1

Interest Rate:

6.15%

Interest Payment Dates:

June 15 and December 15, commencing December 15, 2008

Redemption Provisions:

The Designated Securities may be redeemed, in whole or in part at any time at the option of the Company, on the terms and subject to the conditions set forth in the final prospectus supplement dated June 9, 2008 relating to the Designated Securities

Sinking Fund Provisions:

No sinking fund provisions

Defeasance provisions:

The Designated Securities shall be subject to defeasance on the terms and subject to the conditions set forth in the final prospectus supplement dated June 9, 2008 relating to the Designated Securities

Closing location for delivery of Designated Securities:

Latham & Watkins LLP

633 West Fifth Street

Los Angeles, California 90071

Additional Closing Conditions:

Not applicable

Names and addresses of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Schedule II-2

SCHEDULE III

Final Term Sheet

June 9, 2008

Issuer:	Sempra Energy

Security:	6.15% Notes due 2018

Aggregate Principal Amount Offered:	$500,000,000

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2008

Coupon:	6.15%

Maturity:	June 15, 2018

Yield to Maturity:	6.155%

Spread to Benchmark Treasury:	+215 basis points

Benchmark Treasury:	3.875% due May 15, 2018

Benchmark Treasury Yield:	4.005%

Optional Redemption Provision:	At any time at a discount rate of Adjusted Treasury Rate +35 basis points

Price to Public:	99.962%

Settlement Date:	June 12, 2008 (T+3)

CUSIP:	816851AJ8

Anticipated Ratings:	Baa1 by Moody’s Investors Service; BBB+ by Standard & Poor’s Ratings Services and A by Fitch Ratings

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated

Co-Managers:	HSBC Securities (USA) Inc. Lazard Capital Markets LLC SG Americas Securities, LLC The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule III-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, J.P. Morgan Securities Inc. at 212-834-4533 or Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.

Schedule III-2

SCHEDULE IV

The Final Term Sheet attached as Schedule III to the Pricing Agreement.

Schedule IV-1